EXHIBIT 10(mm)
Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
Execution Copy
MARKETING, DISTRIBUTION AND SUPPLY AGREEMENT
AMONG
DUSA PHARMACEUTICALS, INC.,
DAEWOONG PHARMACEUTICAL CO., LTD.,
AND
DNC DAEWOONG DERMA & PLASTIC SURGERY NETWORK COMPANY
DATED
January 4, 2007

EXHIBIT 10(mm)
Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
Execution Copy
     MARKETING, DISTRIBUTION AND SUPPLY AGREEMENT (the “Agreement”) made as of the 4th day of January, 2007 (the “Effective Date”) among DUSA PHARMACEUTICALS, INC., a New Jersey corporation having a principal office and place of business at 25 Upton Drive, Wilmington, Massachusetts, USA 01887 (hereinafter called “DUSA”), and DAEWOONG PHARMACEUTICAL CO., LTD, a Korean corporation having a principal office and place of business at 163-3 Samsung-dong Gangnam-gu, Seoul, Korea, (hereinafter called “DAEWOONG”) and DNC DAEWOONG DERMA & PLASTIC SURGERY NETWORK COMPANY , a wholly-owned Korean subsidiary of DAEWOONG PHARMACEUTICAL CO., LTD having a prinicipal office and place of business at 163-3 Samsung-dong Gangnam-gu, Seoul, Korea (hereinafter called “DNC” and collectively with DAEWOONG hereinafter called “D&D”).
     WHEREAS, DUSA is engaged in the development, manufacture and sale of pharmaceutical products and wishes to market certain of its products in the Territory (as such term is defined below);
     WHEREAS, D&D is a pharmaceutical company that distributes and sells pharmaceutical products in the Territory and desires to obtain an exclusive right to, distribute, promote, and sell in the Territory the Products as such term is defined manufactured by DUSA;
     WHEREAS, DUSA has agreed, subject to the terms and conditions of the Agreement, to grant D&D an exclusive right to distribute, promote, and sell such Product in the Territory and to manufacture and supply to D&D on an exclusive basis in the Territory all of D&D’s reasonable requirements of the Product;
     WHEREAS, D&D has agreed to undertake the distribution, promotion, and sale of such Products in the Territory, and will purchase the Product exclusively from DUSA in accordance with the terms and conditions of this Agreement; and
     WHEREAS, the Parties also wish to memorialize the understanding between them with respect to DUSA’s grant to D&D of a license to use the DUSA Trademarks on the DUSA labeled Products in connection with the marketing and sale of the Product in the Territory under the terms and conditions of the Agreement.
     NOW, THEREFORE, the Parties agree as follows:
1. DEFINITIONS.
     For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in this Section 1:
     1.1 “Affiliates” shall mean any Person (defined below) which directly or indirectly controls, is controlled by, or under common control with a Party to this Agreement. For purposes

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
of the foregoing definition, the term “control” (including with correlative meaning, the terms “controlling”, “controlled by”, and “under common control with”) as used with respect to any Person, shall mean (i) in the case of corporate entities, direct or indirect ownership of at least [C.I.] of the stock or shares entitled to vote for the election of directors; and (ii) in the case of non-corporate entities, direct or indirect ownership of [C.I.] of the equity interest or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise.
     1.2 “Applicable Laws” shall mean all applicable laws, statutes, rules, regulations and guidelines that may apply to the sale of the Product in the Territory or the promotion, marketing, packaging, labeling, importation, exportation, warehousing or distribution of a Product that is to be sold in the Territory or the performance of any Party’s obligations under this Agreement, and including all good manufacturing practices and all applicable standards or guidelines promulgated by the appropriate Regulatory Authority.
     1.3 “Approved Product” shall mean any Product that shall have been granted all necessary approvals by the required Regulatory Authorities to allow DUSA and/or D&D, as the case may be, the right to sell and distribute, promote, and sell the Product in any country in the Territory.
     1.4 “Batch”, with respect to any of the Product, shall mean a separate and distinct quantity of such Product processed under continuous and identical conditions and designated by a batch number.
     1.5 “Certificate of Conformance” shall mean a document, which is dated and signed by a duly authorized representative of the Quality Control or Quality Assurance Department of DUSA, certifying that a Batch of any Product meets all Specifications.
     1.6 “Commercially Reasonable Efforts” means the channels, methods and diligence that a Party employs with respect to other products sold by it (including its own products) of the same or similar commercial potential.
     1.7 “Competing Products” shall mean the products identified on Schedule A attached hereto as Competing Products.
     1.8 “Confidential Information” means with respect to a Party, all information of any kind whatsoever (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, techniques, business and financial information, projections, customer lists, and all non-public intellectual property rights, and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports)), and all business information, financial data, projections, customer lists which is disclosed by such Party to the other Parties.
     1.9 “Domain Names and Websites” shall mean those domain names and website agreed upon by the Parties through which the Products shall be marketed by D&D hereunder.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     1.10 “DUSA Trademarks” shall mean the DUSA Trademarks set forth on Schedule A hereto, as such Schedule may be amended from time to time by mutual agreement of the Parties.
     1.11 “FDA” shall mean the U.S. Food and Drug Administration, or any successor body.
     1.12 “Field” shall mean all current and future uses of the Products for dermatology indications.
     1.13 “First Approval Date” shall mean the date on which DUSA, or D&D, as the case may be, first obtains approval to market a Product from a Regulatory Authority in the Territory.
     1.14 “GMP” shall mean good manufacturing practices as required by the rules and regulations of the applicable Regulatory Authority.
     1.15 “Indemnified Party” shall have the meaning set forth in Section 14.3(a).
     1.16 “Indemnifying Party” shall have the meaning set forth in Section 14.3 (a).
     1.17 “Independent Laboratory” shall have the meaning set forth in Section 9.4.
     1.18 “Launch Date”, as to each Approved Product, shall mean that date on which marketing and distribution of such Approved Product shall commence in a given country in the Territory.
     1.19 “Launch Notice” shall have the meaning set forth in Section 7.3(a).
     1.20 “Minimum Purchase Obligations” shall have the meaning set forth in Section 7.2(a).
     1.21 “Objection Notice” shall have the meaning set forth in Section 9.4.
     1.22 “Party” means DAEWOONG, DNC, and DUSA, individually, and “Parties” means DAEWOONG, DNC and DUSA, collectively.
     1.23 “Person” shall mean an individual, corporation, partnership, limited liability company, firm, association, joint venture, estate, trust, governmental or administrative body or agency, or any other entity.
     1.24 “Product” shall mean the product set forth on Schedule A.
     1.25 “Product Alliance Manager” shall have the meaning set forth in Section 5.1.
     1.26 “Purchase Price Per Unit” shall have the meaning set forth on Schedule C attached hereto.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     1.27 “Registration” shall mean the regulatory approvals of any applicable Regulatory Authorities issued in DUSA’s name (or in either DAEWOONG’s or DNC’s name, if DUSA agrees in writing) and necessary to permit the commencement of the marketing and sale of the Product in any country in the Territory.
     1.28 “Regulatory Authority” means any and all bodies and organizations regulating the manufacture, importation, distribution, use and sale of the Product in any country in the Territory.
     1.29 “Report” shall have the meaning set forth in Section 9.4.
     1.30 “Specifications” of Product means the specifications for the Product as approved by the FDA. The Specifications may be amended from time to time by written agreement between the Parties and as specifically requested by applicable Regulatory Authorities.
     1.31 “Technical Information” shall mean the manufacturing process and any and all technical knowledge, trade secrets, analytical methodology, processes, manufacturing and toxicological information, and any and all other technical information or experience related to the manufacturing of the Product.
     1.32 “Term” shall have the meaning set forth in Section 18.1.
     1.33 “Territory” shall mean Korea, Taiwan, China, including without limitation Hong Kong, India, Indonesia, Malaysia, Philippines, Singapore, Thailand and Vietnam.
     1.34 “Third Party” means any party other than DUSA, DAEWOONG, or DNC, or their respective Affiliates.
     1.35 “Third Party Loss” shall have the meaning set forth in Section 14.1.
     1.36 “Trademark Infringement Claims” shall have the meaning set forth in Section 3.3(a).
2. DISTRIBUTION, MARKETING AND PROMOTION.
     2.1 Appointment. During the Term and subject to the terms and conditions of this Agreement, DUSA hereby appoints D&D as its exclusive distributor for the Product in the Field in the Territory and D&D hereby accepts such appointment. Pursuant to this appointment, D&D shall have the exclusive right to import in finished package form, distribute, promote and sell the Product in the Field in the Territory subject to the terms and conditions of this Agreement.
     2.2 Marketing and Promotion Efforts.
          (a) D&D shall use its best efforts to vigorously distribute, sell and promote the sale of the Product in the Field within and throughout the Territory at its own expense, so as to maximize sales in each country in the Territory, beginning as soon as feasible after the date of this Agreement, using generally, [C.I.] channels and methods, exercising [C.I.] and adhering to [C.I.] that it employs with respect to [C.I.] (including its own products), provided that in the event that

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
D&D is legally prohibited from selling the Product until Registration for the Product is obtained, then D&D shall begin distribution and promotion of the Product [C.I.] after Registration for the Product is obtained.
          (b) D&D shall be deemed to have commenced the marketing of the Product in a country within the Territory [C.I.]. If D&D does not begin marketing and promotion of the Product in a country within the Territory [C.I.] after receipt of all necessary government approvals to market the Product in such country, in addition to any other remedies available to DUSA hereunder or under law or in equity, DUSA may, [C.I.].
          (c) D&D shall provide DUSA as reasonably requested by DUSA: (1) [C.I.] for purposes of [C.I.] regarding [C.I.] in the market within the Territory, (2) a summary of [C.I.] of the Product held by D&D at [C.I.] and (3) [C.I.] report of each lot and serial number records of the Product, [C.I.] including to comply with Applicable Laws. The Parties will mutually agree on the form(s) of reports, information to be contained therein and the timing of such reports [C.I.] of the Effective Date, and such agreed upon items shall be attached to this Agreement as a Schedule D.
          (d) D&D shall, [C.I.] use [C.I.] to distribute, promote, and sell the Product for use [C.I.] as appropriate in the Territory, in compliance with Applicable Laws and good commercial practice (including, but not limited to proper shipping and storage). Without limiting the foregoing obligations, D&D shall[C.I.] consistent with good business practice, use [C.I.] to: (i) place the Product in D&D’s literature [C.I.]; (ii) use its sales force to provide [C.I.] contact with existing and potential customers within the Territory [C.I.]; (iii) advertise the Product in trade publications within and throughout the Territory, participate in appropriate trade shows, (iv) directly solicit orders from customers within and throughout the Territory for the Product, and (v) use [C.I.] inventory control systems by it and its sub-distributors, if any, [C.I.] sales of Product to Third Parties within or outside of the Territory.
          (e) D&D will not (and will ensure that its sub-distributors, if any, do not) enter into any sales contracts for the Product with its customers, [C.I.] that contain terms that exceed or are otherwise inconsistent with the terms of this Agreement (including but not limited to sales contracts that [C.I.] of this Agreement), without receiving DUSA’s written approval, [C.I.] before entering into such agreement.
          (f) D&D shall purchase all Product needed in pre-marketing efforts from DUSA at the Purchase Price Per Unit, except that DUSA shall [C.I.] pursuant to Section 7.3(g), [C.I.] labeled [C.I.] of the Product during the [C.I.] and [C.I.] of the Product during [C.I.].
          (g) Prior to D&D marketing, promoting, distributing or selling a Product in the Territory, DUSA shall conduct Product related training programs for the Product for D&D’s trainers, at [C.I.]. The training program shall use training materials [C.I.] and be [C.I.] regarding the safety and efficacy of the Product in question and shall not in any way [C.I.] the Products should be marketed, promoted, distributed or sold in the Territory. Ongoing training of D&D and its personnel, sales force or sub-distributors, if any, regarding [C.I.] and all other training, [C.I.] compliance training, shall be the responsibility [C.I.].

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     2.3 Restrictions.
          (a) D&D undertakes and agrees that it will [C.I.] of the Territory [C.I.] for the Product [C.I.] such orders are intended [C.I.] the Territory.
          (b) Except as permitted pursuant to Section 2.5 below, during the Term of this Agreement, D&D shall [C.I.] to, market, promote, sell, offer for sale, distribute or otherwise make the Product available (nor contract [C.I.] to do any of the foregoing), except as [C.I.] to any Third Party in the Territory.
          (c) D&D warrants to DUSA that D&D [C.I.]. During the Term of this Agreement, D&D shall [C.I.] market, promote, sell, offer for sale, distribute or otherwise make available (nor contract [C.I.] to do any of the foregoing), any [C.I.] to any Person in the Territory.
     2.4 Milestone Payments.
          (a) Milestone Payments on Signing and Approval. The milestone payments to be paid herein, are being paid [C.I.] and DUSA hereby does grant to D&D the [C.I.] with DUSA [C.I.] in any, [C.I.]. Within [C.I.] of this Agreement by the Parties, D&D shall make a [C.I.] payment of [C.I.] to DUSA; provided however, (i) if [C.I.] for the Product to the [C.I.] of the [C.I.] and if the [C.I.] the Product [C.I.] and [C.I.] of the [C.I.] or (ii) if the [C.I.] or (iii) if [C.I.] the Product [C.I.], then [C.I.] [C.I.]. In the event that the circumstance under Section 2.4(a)(ii) occurs, D&D may, [C.I.] and DUSA shall [C.I.] if (x) D&D [C.I.] (y) [C.I.] and (z) [C.I.] of written notification from [C.I.] that [C.I.]. In such case, if [C.I.] D&D shall [C.I.] to DUSA. In addition, [C.I.] of receipt by D&D, on behalf of DUSA, or DUSA, as the case may be, of [C.I.] Product for sale by the Korean Regulatory Authority, D&D shall pay a second [C.I.] milestone payment to DUSA in the amount of [C.I.].
          (b) First Units Shipped Milestone Payment. Within [C.I.] following the total cumulative number of units of Product ordered hereunder by D&D and shipped by DUSA to D&D [C.I.] units, D&D shall make [C.I.] payment of [C.I.] to DUSA.
          (c) Second Units Shipped Milestone Payment. Within [C.I.] following the total cumulative number of units of Product ordered hereunder by D&D and shipped by DUSA to D&D [C.I.] units, D&D shall make a [C.I.] payment of [C.I.] to DUSA.
     2.5 Sub-Distributors.
          (a) D&D shall have the right to appoint [C.I.] sub-distributor to distribute, market, promote and/or sell the Product within the Territory, subject to [C.I.] and [C.I.]. The appointment of any sub-distributor shall be in writing and on such terms and conditions as [C.I.] provided such terms and conditions are not inconsistent with the terms and conditions of this Agreement. D&D shall provide DUSA with [C.I.] copies of each agreement appointing a sub-distributor hereunder.
          (b) D&D acknowledges and agrees that [C.I.] a sub-distributor hereunder shall [C.I.] of [C.I.]. D&D further agrees that it shall, [C.I.] be solely responsible:

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
               (i) for the [C.I.] sub-distributor appointed pursuant to this Section 2.5; and
               (ii) for [C.I.] or for [C.I.] to any such sub-distributors or representatives, [C.I.];
          (c) Sales made by such sub-distributors shall be subject to [C.I.] and such sub-distribution arrangements shall [C.I.] to DUSA in respect of such sales (that is, [C.I.] to DUSA in respect of such Product sales shall be [C.I.]).
          (d) Each sub-distributor shall [C.I.] of D&D hereunder with respect to the activities undertaken by such sub-distributor in the distribution, marketing and sale of the Product, including without limitation [C.I.] and [C.I.].
3. TRADEMARKS; PRODUCT MARKING.
     3.1 DUSA Trademarks.
          (a) Ownership of DUSA Trademarks. D&D shall use the DUSA Trademarks set forth on Schedule A for the Product and the Domain Names and Websites to distribute, market, promote, sell, package and label such Product during the Term in accordance with the Applicable Laws of the relevant Regulatory Authority. D&D acknowledges and agrees that [C.I.] all right, title and interest in and to each of the DUSA Trademarks and the Domain Names and Websites. During the Term: (i) D&D and its Affiliates shall [C.I.] the DUSA Trademarks or the Domain Names and Websites, and agree that [C.I.] or [C.I.] any of the DUSA Trademarks or the Domain Names and Websites by virtue of [C.I.] to D&D under this Agreement; and (ii) all use of the DUSA Trademarks or the Domain Names and Websites in the Territory during the Term, whether in combination with or apart from any Party’s corporate name, including any goodwill generated in connection therewith, [C.I.] and DUSA may [C.I.] thereof.
          (b) Use of DUSA Trademarks. Each Party shall [C.I.] during the Term not to do any act which endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the DUSA Trademarks. Further, except when used in accordance with any usage guidelines agreed to by DUSA or except when a use is otherwise approved in accordance with other provisions of this Agreement, D&D shall submit to DUSA any materials bearing the DUSA Trademarks [C.I.] the use thereof.
          (c) Costs. All costs of prosecuting and maintaining the DUSA Trademarks [C.I.].
     3.2 Other Proprietary Trademarks.
          (a) Ownership of Corporate Names. Each Party shall retain all right, title and interest in and to its corporate names, and agrees that it shall [C.I.] such other Party’s corporate names, or any registrations issued or issuing with respect thereto. Each Party expressly acknowledges and agrees that [C.I.] the limited rights of use granted under this Agreement, and that all use of the corporate names in accordance therewith, including any goodwill generated in

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
connection therewith, [C.I.] of the corporate names and the owner of such corporate names [C.I.] thereof.
          (b) Use of Corporate Names. With respect to any corporate names [C.I.] under or in connection with this Agreement, such Party agrees to conform to the customary guidelines of the [C.I.] with respect to manner of use (as provided [C.I.] of the corporate name), and to maintain the quality standards [C.I.] with respect to the goods sold and services provided in connection with such Party’s corporate names. Each Party shall use [C.I.] not to do any act which endangers, destroys or similarly affects the value of the goodwill pertaining to any other Party’s corporate names. Further, except when used in accordance with any usage guidelines [C.I.] of a corporate name or a use is otherwise [C.I.] in accordance with other provisions of this Agreement, each Party shall submit to the other Parties any materials bearing any other Party’s corporate name for [C.I.] prior to the use thereof and shall make no use of such corporate name of another Party [C.I.]. No Party shall use, or allow any of their Affiliates to use, in connection with the Product any other trademark that is similar to or substantially similar to or so nearly resembles another Party’s corporate names as to be likely to cause deception or confusion.
          (c) Cooperation. Each Party shall execute any documents required in the reasonable opinion of the other Parties to be entered as a “registered user” or recorded licensee of the other Parties’ corporate names, or to be removed as registered user or licensee thereof.
     3.3 DUSA Trademarks Infringement.
          (a) Trademark Infringement Asserted by Third Parties in the Territory. Each Party shall notify the other Parties [C.I.] of any actual or alleged infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or any such claims (hereinafter “Trademark Infringement Claims”) [C.I.] in connection with the Product in the Territory.
               (i) Upon learning of such Trademark Infringement Claim, [C.I.] shall take [C.I.] steps to resolve the Trademark Infringement Claim with the [C.I.] provided however [C.I.] may not settle any such alleged infringement [C.I.].
               (ii) [C.I.] shall have the [C.I.] and [C.I.].
          (b) DUSA Trademarks Infringement by Third Parties in the Territory. Each Party shall notify the other Parties [C.I.] of any actual or alleged infringement by a Third Party of any DUSA Trademarks in the Territory of which they become aware.
               (i) Upon learning of such infringement under this Section 3.3(b), [C.I.] shall, [C.I.] take [C.I.] steps to resolve such infringement with the [C.I.] provided however [C.I.] may not settle any such alleged infringement [C.I.].
               (ii) [C.I.] shall have the [C.I.] and [C.I.].
     3.4 Product Marking. Any Product marketed and sold hereunder shall be marked with appropriate patent numbers and trademarks, as approved by DUSA.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     3.5 Alternative Trademarks. If one or more the DUSA Trademarks cannot be used or registered in any country within the Territory for reasons beyond DUSA’s control (e.g., due to objections by Third Parties or local trademark offices) or cannot otherwise be legally used to commercialize the Product in a country within the Territory (e.g., due to rejection by Regulatory Authorities), and if the Parties have determined that an alternative worldwide trademark is not practicable for the Product, then each Party shall have [C.I.] trademarks. [C.I.] shall then select one [C.I.] trademarks for the Product in each country in the Territory. [C.I.] will undertake the [C.I.] of conducting appropriate trademark clearance of any such selected alternative trademark for use in each such country in the Territory, and filing applications for the cleared trademark. If (a) an alternative trademark is cleared successfully for use and registration, (b) trademark applications are filed for the additional alternative trademark, and (c) such additional alternative trademark receives regulatory approval, then all terms and conditions of this Agreement shall apply, mutatis mutandis, to the use and registration of such alternative trademark [C.I.] and, thereafter the term “DUSA Trademarks” shall include such alternative trademark.
4. REGISTRATIONS.
     4.1 Approval and Maintenance.
          (a) D&D shall, [C.I.] use [C.I.] to prepare and file the documents necessary for submission to the Regulatory Authorities in each country in the Territory, if required, to seek approval for the treatment of Actinic Keratoses and/or other indications in the Field. D&D shall meet the regulatory milestones listed on Schedule E in order to retain its rights to market and sell the Product in each country of the Territory.
          (b) With regard to the application for Registration for the treatment of Actinic Keratoses, DUSA will provide D&D with copies of existing clinical and chemistry, manufacturing and controls data to support of this application. D&D shall [C.I.] for [C.I.] including but not limited to, [C.I.] and [C.I.] in connection with seeking these approvals, but DUSA shall [C.I.]. D&D shall, develop and implement documented standard operating procedures, such as, but not limited to, adverse event reporting, storage and handling, etc., required to support the Registration in all countries in the Territory.
          (c) For clarity, regulatory costs shall mean [C.I.] and [C.I.] incurred by a Party or any of its Affiliates in accordance with [C.I.] during the Term and pursuant to this Agreement in connection with the preparation of regulatory submissions for the Product, the obtaining and maintenance of Registrations, and compliance with Registrations and requirements of such Regulatory Authorities, including ICSR recordation and reporting, regulatory affairs activities, and recalls and withdrawals of the Product in the Territory. [C.I.] shall [C.I.] after the end of [C.I.] with regard to regulatory costs incurred during [C.I.]. Such report shall (i) specify [C.I.] expenses incurred [C.I.] or (ii) be accompanied by invoices or other appropriate supporting documentation for [C.I.] that individually [C.I.] as may be determined by the Parties. The Parties shall seek to resolve any questions related to [C.I.] within [C.I.] following receipt [C.I.] hereunder and [C.I.] within [C.I.] thereafter.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     4.2 Adverse Event Reporting. D&D shall notify DUSA, in writing, of any adverse drug experience within seventy-two (72) hours of such adverse drug experience becoming known to D&D. As provided in Section 4.5, and except as required by any Applicable Laws, DUSA shall [C.I.] and [C.I.] determine whether any adverse drug experience must be reported to the applicable Regulatory Authority, and following making a determination to report, to report such events to the applicable Governmental Authority.
     4.3 Ownership of Product Registration. All Registrations and regulatory filings for the Product in the Territory, including marketing and pricing filings and authorizations, in connection with the Product, shall be filed by D&D on DUSA’s behalf, registered and owned exclusively by DUSA, unless otherwise explicitly agreed in writing by DUSA. Should any Registration be filed in the name of D&D, or any Affiliate or sub-distributor of D&D, as may be required by a Regulatory Authority, then on termination of this Agreement for any reason whatsoever, such Registration shall be promptly assigned to DUSA.
     4.4 Cooperation.
          (a) DUSA shall provide D&D with [C.I.] and [C.I.] in the preparation, filing, submission, adverse event reporting, and maintenance of Registrations, and in any country in the Territory which requires it. The Parties shall cooperate with each other with regard to such matters.
          (b) [C.I.] during the Term, D&D shall provide DUSA with a status of its efforts [C.I.] obtain Registration for the Product in each country in the Territory.
     4.5 Communications; Regulatory Inspections and Notifications. [C.I.] shall have [C.I.] for [C.I.] communications with the applicable Regulatory Authorities regarding the manufacture, marketing and sale of the Product. DUSA and D&D each shall notify the other [C.I.] of receipt of any notice of any governmental agency inspection, investigation or other inquiry, or other material governmental notice or communication, in each case which relates to the marketing, promotion, distribution and/or detailing of the Product within the Territory during the Term of this Agreement. D&D and DUSA shall discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of [C.I.] concerning the form or content of such response, however, [C.I.] the appropriate form and content of any response with respect to any of its cited activities and [C.I.] for deciding the appropriate form and content of any response [C.I.] cited activities. [C.I.] will provide [C.I.] of all correspondence received by it from, or filed by it with, any Regulatory Authority [C.I.] its marketing, promotion or detailing in the Territory.
     4.6 Clinical Development. Notwithstanding anything contained herein to the contrary, [C.I.] to perform, complete or undertake any clinical development activities or manufacturing development activities relating to the Product [C.I.] [C.I.] under this Agreement. Should any additional development [C.I.] in the Territory, it shall be conducted [C.I.]. [C.I.] shall be entitled [C.I.] initiation, [C.I.] relating to such protocols, (including without limitation [C.I.]), audit clinical trial sites, and receive reports of the results of the clinical studies [C.I.]. Furthermore,

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
[C.I.] shall be entitled to [C.I.] for any regulatory application, safety reporting, or commercialization effort relating to the Product.
5. ALLIANCE MANAGERS AND MEETINGS.
     5.1 Product Alliance Manager. Each Party will appoint an employee with appropriate authority and experience to act as a liaison (“Product Alliance Manager”) to communicate information concerning the Product and its marketing and promotion by D&D. The Product Alliance Manager shall be responsible for calling meetings, preparing, and circulating an agenda in advance of meetings of the Parties and preparing and issuing minutes of each meeting within ten (10) days thereafter.
     5.2 Meetings. The Parties shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every six (6) months. The first meeting of the Parties shall be held not more than thirty (30) days after the Effective Date. Thereafter, the Parties shall meet at such locations as the Parties may agree. Each Party shall be [C.I.]. D&D agrees to take [C.I.] in connection with D&D’s marketing and promotion of the Products in the Field in the Territory, and in particular to [C.I.] to undertake all such marketing and promotion in a manner [C.I.] marketing, promotion, development and commercialization of the Product world-wide.
6. LABELING.
     6.1 Labels.
               (a) Subject to Section 6.1(b), [C.I.] shall [C.I.] each of the Approved Products in accordance with the Specifications and in accordance with the packaging and labeling agreed among the Parties; provided that the Parties shall follow all legal requirements in effect throughout the Territory, as applicable, and that D&D’s or its designated Affiliate’s or sub-distributor’s name and logo shall be prominently displayed on all Product packaging.
               (b) [C.I.] shall [C.I.] camera ready labeling and package insert copy, and the art work for such packaging and labeling, [C.I.] [C.I.] in advance of any purchase order delivery timelines requested by D&D to allow DUSA to manufacture and label the Product, [C.I.] in advance of launch. All such labeling, copy and artwork [C.I.] shall comply with applicable specifications and regulatory requirements. The labeling for each Product will indicate that DUSA is the manufacturer of such Product and that D&D is the distributor and/or agent for the Product.
               (c) DUSA shall be fully responsible for the form and content of all Product labels and other aspects of Product packaging and labeling, except to the extent of claims relating to label information and content supplied by D&D.
7. MANUFACTURE AND SUPPLY OF THE PRODUCTS.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     7.1 General. DUSA shall manufacture, [C.I.] to manufacture on its behalf [C.I.] the Product in accordance with the Specifications and supply the Product to D&D pursuant to forecasts and purchase orders placed by D&D in accordance with this Section 7.
     7.2 Minimum Purchase Obligations; Inventory.
               (a) D&D shall purchase, [C.I.] the minimum number of units of the Product at the Purchase Price Per Unit [C.I.] (as such terms are defined on Schedule B) (the “Minimum Purchase Obligations”). If D&D fails to meet its Minimum Purchase Obligations for any time periods, [C.I.] hereunder or under law or in equity, DUSA may, [C.I.] (i) [C.I.] of such Product in the Territory, provided that DUSA does not [C.I.] under Section 7.2(a)(ii) even if it [C.I.] or (ii) [C.I.] upon giving written notice thereof to D&D. For purposes of clarity, DUSA [C.I.] pursuant to Section 7.2(a)(ii) [C.I.] after D&D [C.I.] its Minimum Purchase Obligations [C.I.] even if DUSA [C.I.] in the Territory.
               (b) Inventory. D&D shall, [C.I.] maintain [C.I.] inventory of the Product [C.I.] during the Term of this Agreement as necessary in order to [C.I.] of any customer or potential customer within the Territory.
     7.3 Forecast and Purchase Orders. D&D shall provide forecasts and purchase orders to DUSA for Product as follows:
               (a) [C.I.] D&D shall provide DUSA with a forecast of D&D’s quantity requirements for the applicable commercial launch of the Product and [C.I.] period following such launch. D&D shall send to DUSA a notice (the “Launch Notice”) with respect to such Product that shall contain the following: (i) a statement of [C.I.] Launch Date of such Product; and; (ii) a [C.I.] forecast of the quantities that [C.I.] purchased by D&D [C.I.] the Launch Date.
               (b) [C.I.] anticipated Launch Date of the Product in the Territory, D&D shall provide DUSA with [C.I.] purchase order for its requirements for commercial launch of the Product which shall be for an amount of Product [C.I.] D&D’s [C.I.] of forecasted sales. Thereafter D&D shall issue purchase orders for its requirements of Product on the last day of each calendar quarter.
               (c) Each purchase order shall be accompanied by a rolling forecast of D&D’s requirements of Product [C.I.] for which the purchase order pertains, provided however that [C.I.] purchase order or forecasts for any time beyond the Term of this Agreement. If a required forecast for a quarter is not timely submitted, the [C.I.] shall [C.I.].
               (d) Each purchase order (including without limitation those provided to DUSA [C.I.] of the Product) shall be firm and binding.
               (e) Each purchase order shall specify the delivery date for the Product and the quantity of Product ordered. The delivery date shall be [C.I.] following the date such purchase order is issued. The quantity of Product specified in a purchase order shall [C.I.] the most recent previous forecast for such quarter, [C.I.].

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
               (f) D&D’s forecasts and purchase orders shall reflect [C.I.] of customer demand and D&D shall [C.I.] to schedule orders to avoid creating production capacity problems for DUSA.
               (g) All Product, [C.I.] shall be delivered by DUSA to D&D [C.I.] to the destination specified in the applicable purchase order. D&D shall [C.I.] shipping and insurance to the Territory, and [C.I.] in connection therewith. Title and risk of loss for the Product shall [C.I.] following delivery of the Product to [C.I.] utilized by DUSA.
               (h) D&D shall have [C.I.] except for [C.I.] not meeting [C.I.].
8. PRICE AND PAYMENT.
     8.1 Payment for Purchase Orders. Subject to Section 7.3(e), D&D shall pay for the quantities of Product ordered at the applicable Purchase Price Per Unit (as set forth on Schedule C hereto) [C.I.] of the date of invoice submitted by DUSA to DAEWOONG. Should [C.I.] of a Party cause [C.I.] such Party to be [C.I.] the Purchase Price Per Unit, the Parties will [C.I.]. All payments shall be made [C.I.] by [C.I.] preferably [C.I.] of [C.I.].
     8.2 Late Fee. All payments made after the date it is due and payable shall accrue interest [C.I.] as set forth [C.I.] or the maximum amount allowable by law.
     8.3 Diversion of Product; Currency of Orders. As part of placing each order for the Product, D&D shall indicate in writing the country in the Territory where such ordered Product is intended to be sold. Product purchased as being indicated for sale in a given country shall not be sold in any other country. Orders shall be placed [C.I.] adjusted at the then applicable [C.I.] for the currency of the country where Product is intended to be sold.
9. QUALITY CONTROL AND PRODUCT ACCEPTANCE.
     9.1 Quality Control.
               (a) DUSA shall [C.I.] Products supplied to D&D under the terms of this Agreement [C.I.] Specifications.
               (b) DUSA shall [C.I.] of the Product prior to shipment in accordance with the Specifications and requirements of the applicable Regulatory Authority.
               (c) DUSA shall [C.I.] Product relating to [C.I.] as required by applicable Regulatory Authorities and, [C.I.] upon prior notice from D&D, provide D&D with [C.I.] in accordance with Section 17 below.
     9.2 Delivery Documents. DUSA shall [C.I.] each Batch of Product is labeled and each Batch number is applied to each such Batch, as required by the applicable Regulatory Authority.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
DUSA will [C.I.] a copy of the Certificate of Conformance with respect to each Batch of Product supplied to D&D is (a) faxed to D&D prior to shipping such Batch to D&D (confirmed by hard copy mailed to D&D) and (b) accompanies each Batch. DUSA shall not ship any Batch to D&D if such Batch does not meet Specifications.
     9.3 Storage.
               (a) DUSA shall provide and maintain suitable storage and transport conditions for each Batch of Product and shall provide D&D with complete written instructions with respect to proper conditions for the transport and storage of Product.
               (b) Upon receipt of any Batch of Product, D&D shall provide and maintain suitable storage conditions therefor and shall comply with any product labeling and written instructions provided by DUSA in respect of the transport and storage of Product.
     9.4 Acceptance and Rejection of Product.
               (a) All shipments of Product received by D&D shall be deemed accepted unless D&D gives DUSA a written notice (the “Objection Notice”) [C.I.] of such receipt specifying the manner in which the Batch of Product does not conform to Specifications.
               (b) The Objection Notice shall be accompanied by written reports of any testing performed by or for D&D on such Batch. Upon receipt of the Objection Notice, DUSA may request D&D to return the rejected Product or samples thereof for further testing. The test results, if any, submitted to DUSA by D&D shall be deemed conclusive unless DUSA notifies D&D [C.I.] of the Objection Notice or the samples, [C.I.] that it disagrees with such test results.
               (c) Should DUSA wish to verify D&D’s conclusion in an Objection Notice, DUSA shall submit the rejected Product or samples to an independent laboratory (the “Independent Laboratory”) for analysis and the Independent Laboratory shall submit its findings in the form of a written report (the “Report”), [C.I.] shall be paid [C.I.] provided, however, if the results of the Report determine that any of the Product [C.I.] does not meet the applicable Specifications, [C.I.].
               (d) DUSA shall [C.I.] Product that does not meet the applicable Specifications with conforming goods [C.I.] provided that the [C.I.] is not the direct result of [C.I.] D&D. In the event that replacement Product is required, it shall be shipped [C.I.] unless otherwise agreed to in writing by D&D.
     9.5 Limitation of Product Warranty. [C.I.] shall D&D make any representation or extend the warranty regarding any Product which is [C.I.]. All representations and warranties made by D&D regarding the Product must be strictly limited to the representations and warranties made by the manufacturer of the Product at the time such Product is made.
10. RECORDS.
     10.1 Record Retention.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
               (a) The Parties shall maintain all necessary and appropriate records and documents relating to the sale of the Product. The retention period for records for all Parties shall be: (i) the time period meeting all known regulations of the applicable Regulatory Authorities with respect to such Product; and (ii) five (5) years from the date of sale, whichever is longer.
               (b) The Parties shall use [C.I.] to ascertain the retention requirements of the applicable Regulatory Authorities and will keep the other Parties informed of any changes that it becomes aware of that may reasonably affect such other Party’s obligations under this Section 10.1.
11. INTELLECTUAL PROPERTY RIGHTS.
     11.1 Technical Information. [C.I.] acknowledges and agrees that [C.I.] of the Technical Information, and of all industrial and intellectual property rights of any kind in relation to the Technical Information, including the right to patents, registered or other designs, copyrights, trademarks or trade names and any other Confidential Information. Nothing contained in this Agreement shall be effective [C.I.] in and to the Technical Information or to the intellectual property [C.I.].
     11.2 Improvements. Any improvements to the Technical Information made or discovered [C.I.] during the Term of this Agreement [C.I.] and all industrial and intellectual property rights of any kind in relation to such improvements, including the right to patents, registered or other designs, copyrights, trademarks or trade names and any other Confidential Information, [C.I.]. Furthermore, [C.I.] agrees to [C.I.] regarding [C.I.] to the Product such as [C.I.] provided that there is [C.I.] under this Agreement .
     11.3 Confidential Information. During the Term of this Agreement and after its termination or expiration, it is agreed upon among the Parties that the Technical Information and all industrial and intellectual property rights of any kind in connection with or related to the Technical Information shall be considered as Confidential Information and shall be treated and protected by D&D in accordance with the terms of Section 16.
12. RELATIONSHIP OF DUSA AND D&D.
     12.1 Independent Relationship. The relationship between DUSA and D&D that is created by this Agreement shall be that of vendor and purchaser, and not that of a partnership, principal and agent, or joint or co-ventures. In the performance of this Agreement, D&D shall have no authority to assume or create any obligation or responsibility, either expressed or implied, on behalf of or in the name of DUSA, or to bind DUSA or its Affiliates in any manner whatsoever and DUSA shall have no authority to assume or create any obligation or responsibility, either express or implied, on behalf of or in the name of D&D or to bind D&D or its Affiliates in any manner whatsoever. Each Party [C.I.] for any claim asserted by [C.I.] that the [C.I.] or [C.I.] created any obligation or responsibility of [C.I.] other than as expressly set forth in this Section.
     12.2 Use of Names. If this Agreement is terminated for any reason, no Party shall thereafter use, or permit anyone else under its control to use, another’s name in the promotion of its business or the offer for sale of any goods and no Party shall package or label any goods in a

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
manner that another Party hereto might reasonably consider to be imitative of any goods sold by such Party.
13. REPRESENTATIONS AND WARRANTIES.
     13.1 By D&D. D&D hereby represents and warrants to DUSA that:
               (a) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;
               (b) it is not aware of any legal, contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder;
               (c) it shall at all times sell, market, handle and store the Product in compliance with all Applicable Laws; and
               (d) it has had no dealings, negotiations or communications, whether in writing or otherwise, with any broker(s), other intermediaries or other Person acting pursuant to its authority who will be entitled to make any claim against DUSA for any commission, finder’s fee or other fee or cost, in any circumstance or event, which may be payable in connection with the transactions contemplated by this Agreement, and it shall pay any and all fees, commissions, costs, and expenses of any kind incurred to any broker involved in connection with this Agreement.
     13.2 By DUSA. DUSA hereby represents and warrants to D&D that:
               (a) it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;
               (b) it is not aware of any legal contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder;
               (c) all Product shipped to D&D pursuant to this Agreement (i) shall be manufactured, packaged and labeled in conformance with the applicable Specifications for such Product at the time of shipment; (ii) shall be manufactured, packaged and labeled at the manufacturing facilities utilized by DUSA which meets the requirements of the applicable Regulatory Authority where the Product is manufactured and sold, including, without limitation, conformance with GMP, (iii) shall be stored and handled by DUSA at all times in the proper manner and suitable conditions for such Product.
     13.3 Debarment. Each Party hereby represents, warrants and covenants to the other that:
               (a) It is not debarred under the Generic Drug Enforcement Act of 1992 and it does not and will not use in any capacity the services of any Person debarred under the Generic Drug Enforcement Act of 1992; and

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
          (b) To the best of its knowledge, none of its employees, agents or contractors, has engaged in any activity which could lead to it becoming debarred under the Generic Drug Enforcement Act of 1992.
     13.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 13, NO PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE.
14. INDEMNIFICATION.
     14.1 By D&D. D&D agrees to indemnify DUSA against and hold DUSA harmless from, [C.I.] (“Third Party Loss”) arising from or in connection with any:
          (a) [C.I.] hereunder;
          (b) [C.I.] this Agreement [C.I.] or the [C.I.] in connection with [C.I.] hereunder;
          (c) [C.I.] has been approved by [C.I.] or authorized [C.I.] as to the [C.I.] of the Product or the [C.I.] of the Product; or
          (d) [C.I.] in connection with the sale and distribution of the Product.
     14.2 By DUSA. DUSA hereby agrees to indemnify and hold D&D [C.I.] harmless from any and all Third Party Loss arising from or in connection with any:
          (a) [C.I.] hereunder;
          (b) [C.I.] this Agreement [C.I.] or [C.I.] in connection with [C.I.] hereunder;
          (c) [C.I.] or [C.I.] has been approved by [C.I.] or authorized [C.I.] as to the [C.I.] of the Product or the [C.I.] of the Product; or
          (d) [C.I.] in connection with the manufacture, packaging, labeling and sale of Product to D&D or its Affiliates.
     14.3 Procedure for Indemnification.
          (a) If D&D or any of its Affiliates or DUSA or any of its Affiliates (in each case an “Indemnified Party”) receives any written claim which it believes is the subject of indemnity hereunder by DUSA or D&D, as the case may be, (in each case as “Indemnifying Party”), the Indemnified Party shall, [C.I.] give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, that the [C.I.] to the Indemnifying Party as contemplated hereby [C.I.] the Indemnifying Party from any liability to the Indemnified Party [C.I.] to the Indemnifying Party. The Indemnifying

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
Party shall have the right, [C.I.] to the Indemnified Party, to assume the defense of such claim with counsel [C.I.] the Indemnified Party, and [C.I.] the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, [C.I.]. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, [C.I.] shall be [C.I.]
          (b) The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense at its request, [C.I.] of such assistance shall be [C.I.]
          (c) No such claims shall be settled other than by the Party defending the same, and [C.I.] provided, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.
15. COMPLIANCE WITH LAW.
     15.1 Compliance with Law.
          (a) It shall be the responsibility of D&D and DUSA, respectively, to follow all procedures and take all actions which are necessary or required for agreements of this type by the laws, treaties or regulations applicable in the country in which it is, respectively, manufacturing, selling or marketing the Product, in order to effect the intents and purposes of selling Product in the Territory under this Agreement.
          (b) It is further agreed that no Party shall be obligated to carry out or to perform any terms of this Agreement if such term shall constitute a violation of any treaty, law, code or regulation of any governmental authority whether local, national or international. To the extent severable, the other terms of this Agreement that do not violate any treaty, law, code or regulation of any governmental authority whether local, national or international shall continue in full force and effect and the Parties shall use all reasonable efforts to re-negotiate and amend this Agreement so that the performance of this Agreement as so amended will not involve any such violation.
16. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.
     16.1 Non-Disclosure of Confidential Information. Each Party receiving Confidential Information of the other Parties agrees that it will not disclose any Confidential Information of the disclosing Party that it may acquire at any time during the Term of this Agreement without the prior written consent of such disclosing Party and that it shall use all reasonable efforts to prevent unauthorized publication or disclosure by any Person of such Confidential Information including requiring its employees, consultants, Affiliates, sub-distributors or agents to enter into similar confidentiality agreements in relation to such Confidential Information.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     16.2 Term for Maintaining Confidential Information. The obligations undertaken by each Party under this Section 16 shall continue in force for a period of [C.I.] following the termination or expiration of this Agreement.
     16.3 Exception to Confidential Information. The obligations contained in this Section 16 do not apply to any information:
          (a) which was at the time of receipt by a Party in the public domain or generally known [C.I.] otherwise than by breach of a Party’s duty of confidentiality;
          (b) which a Party can establish to have been known to it at the time of receipt from another Party and not to have been acquired [C.I.] from another Party;
          (c) acquired by a Party from a Third Party otherwise than in breach of an obligation of confidence to another Party;
          (d) required by law, court order or subpoena to be provided to governmental agencies but only for the purpose of providing it to such governmental agencies; provided, however, that the receiving Party gives the disclosing Party sufficient advance written notice to allow the disclosing Party the opportunity to seek a protective order or similar form of confidential treatment.
It is understood and agreed that each receiving Party may disclose Confidential Information to those of its Affiliates that have a need to know such Confidential Information in order to perform the obligations under this Agreement, and such Affiliates shall keep such information confidential to the same extent as required of a Party under this Agreement. Further each Party shall be fully responsible for its Affiliates’ and sub-distributor’s compliance with the confidentiality obligations hereunder.
     16.4 Public Announcements. Except as required by law (including, without limitation, disclosure requirements of the United States Securities and Exchange Commission, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliates are traded) no Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the others, which shall not be unreasonably withheld, provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information. In the event a public announcement is required by law, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Parties with a copy of the proposed text [C.I.] to such announcement to afford such other Parties a reasonable opportunity to review and comment upon the proposed text.
17. AUDITS.
     17.1 Regulatory Audit. Each Party shall have the right to audit the other Parties’, and DUSA shall have the right to audit the D&D’s sub-distributors’, facilities and records which directly relate to the Products in order to determine such other Party’s compliance with Applicable Law and the terms of this Agreement. Such audit right shall include the right to access and review

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
such records as well as the right to send reasonable numbers of representatives and agents to examine such facilities, provided all such representatives and agents execute and deliver to such other Party or sub-distributors, as applicable, confidentiality non-disclosure non-use agreements acceptable to such other Party or sub-distributors, as applicable, and all such examination of such facilities are conducted during normal business hours and with the minimum of disruption to ongoing operations. Except where any such audit is required to be undertaken by Applicable Law or in connection with the auditing Party’s compliance therewith, such audits shall not take place more frequently than [C.I.] and the auditing Party shall give [C.I.] notice of the audit. In any case, any audit shall be conducted at such facilities and each Party or sub-distributors, as applicable, shall [C.I.] they [C.I.] in connection with the audit. Each Party, the sub-distributors, as applicable, and their respective affiliates shall permit and cooperate with regulatory audits required to maintain Registrations in compliance with Applicable Laws and regulations within the Territory.
     17.2 In the event of an audit by any Regulatory Authority, DUSA and D&D each shall supply the other with a copy of any report received from such Regulatory Authority that pertains to the Product and its sale in the Territory and shall use its diligent efforts to provide such Regulatory Authority with a prompt, accurate and complete response to any deficiencies noted during the audit. All Parties agree to use their [C.I.] to [C.I.] address, and if necessary correct, [C.I.] such deficiencies to the satisfaction of such Regulatory Authority.
18. TERM AND TERMINATION.
     18.1 Term. This Agreement shall be for an initial term commencing as of the date of this Agreement and continuing [C.I.] of the Effective Date and [C.I.] [C.I.] stated below (the “Term”). The Agreement shall be [C.I.] for [C.I.] [C.I.] unless any Party provides the other Parties with notice of termination [C.I.] to the termination of the initial term [C.I.].
     18.2 Early Termination. This Agreement may be terminated by [C.I.] in [C.I.], or by [C.I.] basis as follows:
          (a) by notice in writing by [C.I.] if the [C.I.] in the performance of any of its obligations under this Agreement and [C.I.] for a period of [C.I.] after written notice specifying [C.I.] shall have been given; provided, however, that if [C.I.] is [C.I.] within such [C.I.] but the Party [C.I.] and [C.I.] good faith efforts [C.I.] [C.I.], such [C.I.] period shall be [C.I.]; or
          (b) by [C.I.] if [C.I.] makes an arrangement with its creditors or files bankruptcy, receivership or liquidation, or if a receiver or a receiver and manager is appointed in respect of the whole or a major part of the property or business of [C.I.] or
          (c) by [C.I.] as set forth in Section 7.2(a)(ii); or
          (d) by [C.I.] on Schedule E, including the [C.I.] under the [C.I.] stated in [C.I.].
     18.3 Effects of Termination.
          (a) [C.I.] notice of termination has been given as herein provided, the [C.I.] to [C.I.] the Product with [C.I.].

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
          (b) Notwithstanding any termination or expiration of this Agreement, [C.I.] shall have [C.I.] or subject to an [C.I.] at the time of giving of written notice of termination.
          (c) [C.I.] shall not be responsible for [C.I.] Product after the termination or expiration of this Agreement, provided, that [C.I.] the Product for [C.I.] the termination of this Agreement.
          (d) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.
          (e) All of the Parties’ rights and obligations under Sections [C.I.], [C.I.] (inclusive), [C.I.] and [C.I.] (with respect to the reporting and resolution of expenses and accounting statements) , [C.I.] (in its entirety), [C.I.] (with respect to [C.I.] of the [C.I.]), [C.I.] (in its entirely), [C.I.] (with respect to [C.I.] or [C.I.] prior to any termination and with respect to [C.I.]), [C.I.] (in its entirety), and [C.I.] (in its entirety) [C.I.] (in its entirety), [C.I.] (in its entirety), [C.I.] (in its entirety), [C.I.],(in its entirety), [C.I.] (in its entirety), [C.I.] (in their entirety), [C.I.] (in its entirety), [C.I.] (in its entirety), [C.I.] (in its entirety), [C.I.] (in their entirety), [C.I.] (inclusive, in their entirety) shall survive termination, relinquishment or expiration of this Agreement
          (f) Termination of this Agreement shall [C.I.] of [C.I.] which may have [C.I.] under Section [C.I.].
19. FORCE MAJEURE.
     No Party shall be liable or be in breach of any provision of this Agreement for any failure or delay on its part to perform any obligation where such failure or delay has been occasioned by any act of God, war, riot, fire, explosion, flood, sabotage, unavailability of fuel, labor, containers or transportation facilities, accidents of navigation or breakdown or damage of vessels or other conveyances for air land or sea, other impediments or hindrances to transportation, government intervention (other than that of duly-authorized Regulatory Authority), strikes or other labor disturbances or any other cause beyond the control of the Parties.
20. INSURANCE.
     [C.I.] shall maintain and [C.I.] shall [C.I.] to maintain [C.I.] product liability insurance [C.I.] to cover product liability claims against it, respectively, as [C.I.] the Product and/or [C.I.] the Product.
21. NOTICES.
     Notices provided under this Agreement to be given or served by any Party on the others shall be given in writing and served personally or by prepaid registered airmail post or by express mail or by means of facsimile to the following respective addresses or to such other addresses as the Parties may hereafter advise each other in writing. It being agreed and understood by the

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
Parties that any such notice shall be deemed given and served the day transmitted by facsimile or a date three (3) days after the date of express mail or mail by courier.

If to DUSA, to:	DUSA Pharmaceuticals, Inc. 25 Upton Drive Wilmington, MA 01887 Attn: Robert F. Doman, President and Chief Operating Officer P: 978-909-2216 F: 978-909-1016

With a copy to:	Nanette Mantell, Esq. Reed Smith LLP Princeton Forrestal Village 136 Main Street — Suite 250 Princeton, NJ 08543 P: 609-514-5842 F: 609-951-0824

If to DAEWOONG, to:	DAEWOONG Pharmaceuticals Co., LTD.
163-3 Samsung-dong Gangnam-gu
Seoul, Korea
Attn: Dong-Hwan Lee
P: 82-2-550-8339
F: 82-2-553-3530

And Attn: Kwang-Jun Ryu
P: 82-2-550-8845
F: 82-2-553-3530

And DNC DAEWOONG Derma & Plastic Surgery
Network Company
163-3 Samsung-dong Gangnam-gu
Seoul, Korea
Attn: Hee-Soo Sin, President
P: 82-2-550-8311
F: 82-2-550-8350
22. EXECUTION OF ALL NECESSARY ADDITIONAL DOCUMENTS.
     Each Party agrees that it will forthwith upon the request of another Party execute and deliver all such instruments and agreements and will take all such other actions as a Party may

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
reasonably request from time to time in order to effectuate the provision and purposes of this Agreement.
23. WAIVER.
     The failure of any of the Parties to insist upon a strict performance of any other terms and provisions therein shall not be deemed a waiver of any subsequent breach of default in the terms or provisions of this Agreement.
24. ASSIGNMENT AND AMENDMENT.
     24.1 Non-assignability by D&D and Binding Effect. A mutually agreed consideration for DUSA’s entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by D&D under D&D’s present ownership, and, accordingly, D&D agrees that D&D’s rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of DUSA. DUSA may freely assign and otherwise transfer this Agreement, or any right or obligation of DUSA hereunder, without obtaining the written consent of D&D. Any attempted assignment not in accordance with this Section 24.1 shall be void. Subject to the foregoing in this Section 24.1, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns.
     24.2 Amendment. No amendment hereof shall be binding unless made in writing and signed by the Parties hereto.
25. ENTIRE AGREEMENT.
     This Agreement incorporates the entire understanding of the Parties and revokes and supersedes any and all agreements, contracts, understandings or arrangements that might have existed heretofore between or among the Parties regarding the subject matter hereof.
26. GOVERNING LAW; LANGUAGE.
     26.1 Governing Law and Venue. This Agreement shall be construed in accordance with and governed by the internal laws of the [C.I.] without regard to conflict of laws principles. Any litigation arising from disputes regarding the subject matter of the Agreement shall be brought in the courts of [C.I.]. The Parties will consent to venue and jurisdiction in such courts.
     26.2 Language. The Parties hereto agree that this Agreement and all communications and notices between D&D and DUSA shall be in the English language.
27. SEVERABILITY.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected, but shall be valid and enforced to the fullest extent permitted by law.
28. HEADINGS.
     The headings used in this Agreement are intended for guidance only and shall not be considered part of this written understanding between or among the Parties hereto.
29. INTERPRETATIVE RULES.
     For the purpose of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to Articles, Sections and other subdivisions and to Schedules and Exhibits without reference to a document, are to designated Articles, Sections and other subdivisions of and to Schedules and Exhibits to this Agreement; (c) the use of the term “including” means “including but not limited to”; and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement in whole and not to any particular provision.
* * *

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date stated below.

DUSA PHARMACEUTICALS, INC.
By:	/s/ Robert F. Doman
Robert F. Doman
President and Chief Operating Officer Date: January 4, 2007 [C.I.]

DAEWOONG PHARMACEUTICAL CO., LTD.
By:	/s/ Jong Wook Lee
Jong Wook Lee
President Date: Jan. 8, 2007

DNC DAEWOONG DERMA & PLASTIC SURGERY NETWORK COMPANY
By:	/s/ Hee-Soo Sin
Hee-Soo Sin
President Date: 1/8. 2007.

(Signature Page to Marketing, Distribution and Supply Agreement
Among DUSA Pharmaceuticals, Inc., DAEWOONG Pharmaceutical
Co., LTD., and DNC DAEWOONG Derma & Plastic Surgery Network Company)

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
SCHEDULE A
The Product
Levulan® Kerastick®:

DUSA Trademarks:	Levulan® Kerastick® DUSA® DUSA Pharmaceuticals, Inc.®
Dosage Strength / Administration: 20% topical solution
Packaging: Standard US packaging; box containing six Kerastick® units.
Competing Products: [C.I.]

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
SCHEDULE B
Minimum Purchase Obligations
     The Minimum Purchase Obligations for Levulan® Kerastick® shall be as follows:

Minimum Number of
Time Period		Units
First Time Period	beginning on [C.I.] and ending on [C.I.]	[C.I.] units

Other subsequent time periods		see below
For the remainder of the Term following the end of the First Time Period, the Minimum Purchase Obligations for Levulan® Kerastick® shall [C.I.] the end of the First Time Period.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
SCHEDULE C
Supply Price and Permitted Suspension of Supply
All Countries in the Territory
     “Purchase Price Per Unit”, with respect to units of the Product that are purchased for sale in a country in the Territory, shall mean [C.I.] [C.I.]; provided, however that if the [C.I.] Price exceeds [C.I.] Dollars [C.I.], then the Purchase Price Per Unit to be paid to DUSA shall be [C.I.] [C.I.] of the [C.I.].
The Purchase Price Per Unit includes the standard US packaging; box containing six Kerastick® units. In the event D&D requests and/or requires additional or different packaging configurations, the unit pricing of such product [C.I.] in order to [C.I.] of such additional or different packaging configurations [C.I.].
[C.I.] shall mean [C.I.] calculated by multiplying [C.I.] by the [C.I.] in the Territory [C.I.] purchased by [C.I.] in the Territory during [C.I.] during the Term of the Agreement.
D&D shall report and pay to DUSA [C.I.] of the end of each [C.I.] during the Term.

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
SCHEDULE D
Form(s) of Reports and Timing of Reports

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
SCHEDULE E
Regulatory Milestones

Country in the Territory	Milestone	Date
[C.I.]
	D&D to review of DUSA dossier and available literature for suitability to file. Identify and report to DUSA any gaps/deficiencies that may prevent filing.	[C.I.]

	Complete [C.I.].	[C.I.]

	Submit [C.I.].	[C.I.]
[C.I.]
[C.I.]

	Identify any gaps (additional pre-clinical, clinical work, CMC work, etc.) specific to each country in the other territories that may prevent filing.	[C.I.]

[C.I.]	Submission Approval	[C.I.]

Submission
[C.I.]	Approval	[C.I.]

[C.I.]	Submission Approval	[C.I.]

[C.I.]	Submission Approval	[C.I.]